Consent of Independent Registered Public Accounting Firm

Voyager Oil & Gas, Inc.

Billings, Montana

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-166402, 333-172210 and 333-181551) and Form S-8 (No. 333-179630) of Voyager Oil & Gas, Inc. of our report dated August 3, 2012, relating to the consolidated financial statements of Emerald Oil, Inc. appearing in Voyager Oil & Gas, Inc.’s current report on Form 8-K/A filed on August 7, 2012.

/s/ BDO USA, LLP

Houston, Texas

August 7, 2012